Exhibit 99.1

ARRIS Completes Pace Acquisition

Combined companies to transform video and broadband delivery through broadened portfolio, global footprint, and customer base

SUWANEE, Ga., Jan. 4, 2016 – ARRIS International plc (NASDAQ: ARRS), the new parent company of ARRIS Group, Inc., today completed its $2.1B (£1.4B) acquisition of Pace plc – combining the two companies’ strengths in entertainment and communications delivery.

The transaction combines the strengths of both companies on a global scale—broadening ARRIS’s worldwide CPE leadership with a competitive stake in satellite communications; leveraging new synergies in telco TV; expanding its cloud, network, home, and services portfolio; and increasing its collaboration with the world’s leading service providers. In addition to CPE, the combination further establishes ARRIS as a global leader in HFC/Optics, complementing its established CMTS leadership position.

ARRIS acquired Pace with a combination of stock and cash. The newly combined company is incorporated in the U.K., with operational and worldwide headquarters remaining in Suwanee, GA, USA. ARRIS International’s shares are listed on the NASDAQ stock exchange under the ticker symbol ARRS. ARRIS shareholders will own approximately 76% of the new company, with former Pace shareholders owning the remaining 24%. Based on current information, including the closing price for the ARRIS Group shares on January 4th, initial analysis indicates that the transaction will not be taxable to U.S. holders of the former ARRIS Group shares. However, final information regarding the aggregate stockholder basis as of the closing of the transaction in the former ARRIS Group shares and applicable earnings and profits will not be available for some time and the current expectation as to the taxable nature of the transaction may change. ARRIS will communicate and post on the investor relations portion of its website any changes in the determination and the final determination will be made and announced by ARRIS following the end of the 2016 tax year.

“ARRIS is investing in our industry’s next stage of growth. This acquisition enables us to scale our leadership and innovation to transform global entertainment and communications for millions of people,” said Bob Stanzione, Chairman and CEO of ARRIS. “Our combined organization unites two of the strongest leadership and engineering teams in the industry—giving us the scale, expertise, and technology to make ARRIS, more than ever before, the partner of choice for the world’s leading service providers. Together with our customers, we’re creating a world of connected, personalized entertainment and communications that blend seamlessly into our everyday lives.”

Bob Stanzione will lead the combined organization as Chairman and CEO. The ARRIS Board of Directors will remain unchanged.

About the Acquisition

The acquisition is expected to create $0.65 – $0.75 Non-GAAP EPS accretion in the next 12 months. ARRIS expects to benefit from improved product, company, and operational expenditures, a reduced tax rate, and a strong, flexible balance sheet.

ARRIS will provide additional information on its February 17th earnings call.

About ARRIS

ARRIS International plc (NASDAQ: ARRS) is a world leader in entertainment and communications technology. Our innovations combine hardware, software, and services across the cloud, network, and home to power TV and Internet for millions of people around the globe. The people of ARRIS collaborate with the world’s top service providers, content providers, and retailers to advance the state of our industry and pioneer tomorrow’s connected world. Together, we are inventing the future. For more information, visit www.arris.com.

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Forward-Looking Statements

This press release contains forward-looking statements concerning the taxability of the transaction and the expected benefits, including the expected non-GAAP EPS accretion. Forward-looking statements speak only as to the date of the document and may be identified by the use of forward-looking terms such as “may”, “will”, “expects”, “believes”, “anticipates”, “plans”, “estimates”, “projects”, “targets”, “forecasts”, “outlook”, “impact”, “potential”, “confidence”, “improve”, “optimistic”, “deliver”, “comfortable”, “trend” and “seeks”, or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the failure to realize the expected benefits of the combination, additional information available only after the transaction close that may impact the taxable nature of the transaction to stockholders, significant transaction costs and/or unknown liabilities, changes in tax laws or their interpretation or application, regulations, rates and policies, customer reaction to the combination, general economic and business conditions that affect the combined company, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, future business combinations or disposals and competitive developments. These factors are not intended to be an all-encompassing list of risks and uncertainties. Additional information regarding these and other factors can be found in ARRIS’s reports filed with the SEC, including the Quarterly Report on Form 10-Q for the period ended September 30, 2015 filed by ARRIS Group, Inc. (as predecessor to ARRIS International) and the Form S-4 (file no. 333-205442) filed by ARRIS. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this release could cause ARRIS’s plans for the combined company, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. ARRIS expressly disclaims any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

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Contacts:

Bob Puccini

Investor Relations

+1-720-895-7787

Bob.Puccini@arris.com

Jeanne Russo

Media & Industry Analysts

+1-215-323-1880

Jeanne.Russo@arris.com

ARRIS and the ARRIS Logo are trademarks or registered trademarks of ARRIS Enterprises, Inc. All other trademarks are the property of their respective owners. © ARRIS Enterprises, Inc. 2016. All rights reserved.